EXHIBIT 10.1

                                     FORM OF

                        MINUTES OF SPECIAL BOARD MEETING
                               ROYAL FINANCE, INC.
                                DECEMBER 17, 2001

A meeting of the Board of Directors being called, and in attendance the following:

         Douglas Meyers, Chairman
         Leon Wilde, CFO
         Lisa Wilde, Secretary

Constituting a quorum, the meeting was called to order at 12:30 PM EST, and the following issue of business was presented and acted upon:

MOTION: To authorize the board to issue S-8 to the following individual:

         Richard P. Greene,  2,500 Shares

VOTE:  MOTION ACCEPTED UNANIMOUSLY

The meeting was then adjourned upon unanimous motion with no further business.

By: /s/ Douglas Meyers                      By: /s/ Lisa Wilde
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Douglas Meyers, CEO                         Lisa Wilde, Secretary